                                                                   HEI EXHIBIT 4

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement"), dated as of November 26, 2001 is made by and among Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company") for itself and on behalf of the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as in effect from time to time (the "Plan"), and Central Pacific Bank, a corporation having trust powers, in its capacity as escrow agent (the "Escrow Agent"). As used in this Agreement, the term "Administrator" shall mean the Shareholder Services Division of the Company or any other person or entity designated by the Company from time to time.

     WHEREAS, the Company wishes to engage the Escrow Agent for the purpose of receiving certain funds designated for the purchase of common stock of the Company pursuant to the Plan, and for the purpose of depositing and holding such funds in an escrow account until it receives written instructions from the Administrator to release and distribute the funds in accordance with the written instructions;

     WHEREAS, the Escrow Agent has agreed to act as escrow agent and to receive, hold and distribute the funds in accordance with and subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Creation of Escrow Account, Compensation. The Company and the Administrator hereby create with the Escrow Agent an interest bearing escrow account identified as number XXX (the "Escrow Account"), to which certain dividends declared and paid by the Company, initial cash investments and optional cash investments will be promptly forwarded, deposited and held, pending investment in common stock of the Company pursuant to the Plan. The Escrow Agent shall hold the Escrow Account for the benefit of participants in the Plan in accordance with this Agreement. Any interest earned on principal amounts shall belong to the Company. The Company shall pay to the Escrow Agent reasonable compensation for all services rendered by it, and reasonable expenses incurred by it pursuant to this Agreement, as agreed to by the Company and the Escrow Agent from time to time.

     2. General Duties and Powers of Escrow Agent. The Escrow Agent shall keep accurate and detailed records of the receipts, disbursements and other transactions affecting the Escrow Account, shall make such records available for review by of the Administrator, and shall furnish the Company with information requested by the Company from time to time. Upon receiving written instructions from the Administrator, the Escrow Agent shall make disbursements from the Escrow Account at such times, to such persons (including the Administrator and the Company), and in such amounts as the Administrator shall direct. The Escrow Agent shall not be liable for any loss sustained by reason of acting or failing to act pursuant to this Agreement in the absence of negligence, willful misconduct or breach on the part of the Escrow Agent.

     3. Resignation and Removal; Successor. The Escrow Agent may resign its duties by delivering its written resignation to the Administrator. Such resignation shall be effective upon the appointment of a successor escrow agent, as provided below. The Escrow Agent may be removed by the Administrator at any time, with or without cause, upon not less than thirty (30) days written notice to the Escrow Agent. The appointment of a successor escrow agent shall be accomplished by and shall take effect upon the delivery to the resigning or removed Escrow Agent, as the case may be, of (i) a written instrument appointing the successor escrow agent, executed by the Administrator and consented to by the

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Company, and (ii) an acceptance in writing, executed by the appointed successor escrow agent. Upon the appointment of a successor escrow agent, the resigning or removed Escrow Agent shall transfer and deliver control over the Escrow Account and all records relating thereto, to the successor escrow agent.

     4. Termination. This Agreement may be terminated by the Company at any time by written notice given to the Escrow Agent by the Administrator with instructions as to the disposition of any funds or other property then remaining in the Escrow Account.

     5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by registered mail or certified mail, postage prepaid, or by facsimile, if to the Escrow Agent, to Central Pacific Bank, Central Pacific Plaza, 220 S. King Street, Suite 400, Honolulu, Hawaii 96813, Facsimile: XXX-XXXX, Attention: BCSC, or, if to the Company or the Administrator, to Hawaiian Electric Industries, Inc., 900 Richards Street, Honolulu, Hawaii 96813, Facsimile: (XXX) XXX-XXXX,
Attention: Shareholder Services. Any such notice shall be deemed to have been given as of the date personally delivered or transmitted by facsimile, or five
(5) business days after the date mailed. Any party hereto may change its address for purposes of this Section by written notice given in the manner provided above.

     6. Miscellaneous. This Agreement is made and shall be construed and enforced in accordance with the laws of the State of Hawaii. This Agreement is not be assignable by the Escrow Agent. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto an their respective successors and permitted assigns. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.


Hawaiian Electric Industries, Inc.        Central Pacific Bank

By:  /s/ ROBERT F. MOUGEOT                By:  /s/ WILLARD LEE
    -----------------------------------       ----------------------------------
    Name:    Robert F. Mougeot                Name:    Willard Lee
    Title:   Financial Vice President,        Title:   Vice President
             Treasurer, & Chief
             Financial Officer


                                       2

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                                                               November 13, 2001


TO: Central Pacific Bank

RE: Escrow account no. __________


     This certification is given pursuant to that certain Escrow Agreement ("Agreement") dated as of November 13, 2001 between Hawaiian Electric Industries, Inc. ("Company") and Central Pacific Bank ("Escrow Agent").

     The following persons are designated as an authorized representative of the Company and each hereby is authorized to issue standard instructions to Escrow Agent in the form attached as Exhibit A. Specimen signatures of such persons are shown below.

     Laurie Loo-Ogata
     Director, Shareholder Services           /s/ LAURIE LOO-OGATA
                                              ---------------------------

     Dara Teruya
     Administrator, Shareholder Services      /s/ DARA TERUYA
                                              ---------------------------

     Suzy A. P. Hollinger
     Manager, Investor Relations              /s/ SUZY A. P. HOLLINGER
                                              ---------------------------

     Lon K. Okada
     Manager, Tax Department                  /s/ LON K. OKADA
                                              ---------------------------

     Curtis Y. Harada
     Controller                               /s/ CURTIS Y. HARADA
                                              ---------------------------

     Robert F. Mougeot
     Financial Vice President, Treasurer
     & Chief Financial Officer                /s/ ROBERT F. MOUGEOT
                                              ---------------------------

     Nonstandard instructions in the form attached as Exhibit B shall be signed by any one of the foregoing persons and countersigned by any one of the following persons provided such countersigner is a different person.

     Robert F. Mougeot, Financial Vice
     President, Treasurer & Chief
     Financial Officer                        /s/ ROBERT F. MOUGEOT
                                              ---------------------------

     Curtis Y. Harada, Controller             /s/ CURTIS Y. HARADA
                                              ---------------------------

                                              Very truly yours,

                                              HAWAIIAN ELECTRIC INDUSTRIES, INC.


Corporate Seal
                                              By
                                                 -------------------------------
                                                 Corporate Secretary



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                  HAWAIIAN ELECTRIC INDUSTRIES, INC. LETTERHEAD

[HEI Logo]                                                             EXHIBIT A

                                November 9, 2001


TO:  Central Pacific Bank
     Attn:
     FAX

RE:  Escrow account no. ____________

     These instructions are issued pursuant to that certain Escrow Agreement dated as of _______________________ between Hawaiian Electric Industries, Inc. ("HEI") and Central Pacific Bank ("Escrow Agent").

     You are hereby authorized and requested to transfer via the fed wire system on 2001:

         [X] The amount of $__ to Bank of Hawaii (ABA No. XXX), for credit to HEI, account no. XXX.

         [X]  The amount of $__ to American Savings Bank, F.S.B. (ABA No.
              XXX) for credit to HEI DRIP account no. XXX.

     If you have any questions, please call Elizabeth Lee, Treasury Administrator, Hawaiian Electric Company, Inc. at 543-7310.

                                        Very truly yours,
                                        HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                        Shareholder Services

                                        By
                                          --------------------------------------
                                          Authorized Signor

Please sign below and fax it back to us at (XXX) XXX-XXXX to indicate your acknowledgement of receipt of this letter.

CPB: Received by                                      Date
                 -------------------------------          ----------------------

cc:  Elizabeth Lee (FAX 543-7396)
     Amy Buser - KS4-MM            ASB 22500 L72 N   (Pot Shares)        $
                                   TT 47000 R73 Y    (Misc. Inc.)        $
                                   ZZ 22004 L41 N    (Fed. Taxes)        $
                                   ZZ 11502 R05 N    (Interest Inc.)     $
                                   ZZ 25100 S51 N    (Common Stock)      $



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                                    EXHIBIT B

                    [FORM OF NONSTANDARD ESCROW INSTRUCTIONS]

                                                                          (date)

TO:  CENTRAL PACIFIC BANK

RE:  Escrow account no. _________________

     These instructions are issued pursuant to that certain Escrow Agreement dated as of _____________________ between Hawaiian Electric Industries, Inc. ("HEI") and Central Pacific Bank ("Escrow Agent").

     You are hereby authorized and requested to:

     ------------------------------------------------------------

     ------------------------------------------------------------

     ------------------------------------------------------------

     ------------------------------------------------------------

     ------------------------------------------------------------


     If you have any questions, please call Elizabeth Lee, Treasury Administrator, Hawaiian Electric Company, Inc. at 543-7310.

                                      Very truly yours,
                                      HAWAIIAN ELECTRIC INDUSTRIES, INC.


                                      By
                                        ----------------------------------------
                                        Authorized Signor



                                      By
                                        ----------------------------------------
                                        Financial Vice President, Treasurer
                                        & Chief Financial Officer
                                        OR Controller